UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2016

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held April 28, 2016. At that meeting, shareholders took the following actions with respect to the proposals described in our 2016 Proxy Statement:

1.     The following directors were elected:

	For	Withheld	Broker Non-Votes
Daniel A. Arrigoni	256,251,746	990,259	40,404,826
Cassandra C. Carr	256,043,348	1,198,657	40,404,826
C. Edward Chaplin	256,307,292	934,713	40,404,826
Curt S. Culver	255,940,074	1,301,931	40,404,826
Timothy A. Holt	256,111,186	1,130,819	40,404,826
Kenneth M. Jastrow, II	254,923,829	2,318,176	40,404,826
Michael E. Lehman	255,549,283	1,692,722	40,404,826
Donald T. Nicolaisen	256,001,956	1,240,049	40,404,826
Gary A. Poliner	256,103,078	1,138,927	40,404,826
Patrick Sinks	255,922,806	1,319,199	40,404,826
Mark M. Zandi	256,254,093	987,912	40,404,826

2.	The compensation of our named executive officers for 2015 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
253,515,091	3,260,623	466,291	40,404,826

3.	Our Amended and Restated Rights Agreement was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
236,126,851	20,599,890	515,264	40,404,826

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
295,248,899	2,191,757	206,175	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: April 28, 2016	By:/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary